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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

New Plan Realty Trust, the Registrant.

New Plan Securities Corp., a New York corporation.

New Plan Realty of Alabama, Inc., an Alabama corporation.

Avion Service Corp., a Pennsylvania corporation.

New Plan Realty of Kingsport, Inc., a Tennessee corporation.

New Plan Factory Malls, Inc., a Delaware corporation

New Plan of Tara, Inc., a Delaware corporation

New Plan of Fashion Corners, Inc., a Delaware corporation

New Plan Disbursing Corp., a Delaware corporation

New Plan Realty of Louisiana, Inc., a Delaware corporation

New Plan of Tennessee, Inc., a Delaware corporation

New Plan Realty of Louisiana, L.P., a Delaware limited partnership

New Plan of Waterford Place, L.P., a Delaware limited partnership

New Plan of Tennessee, L.P., a Delaware limited partnership

New Plan of New Garden, Inc., a Delaware corporation

New Plan of New Jersey, Inc., a Delaware corporation

New Plan of Tinton Falls, Inc., a Delaware corporation

New Plan of Eastgreen, Inc., a Delaware corporation

New Plan of Northgate, Inc., a Delaware corporation

New Plan of Polo Run, Inc., a Delaware corporation